EXCLUSIVE LICENSE AGREEMENT

         THIS EXCLUSIVE LICENSE AGREEMENT (the "Agreement"), dated as of the 12 day of October, 2000 (the "Effective Date") is made by and Techlabs, Inc. ("Techlabs"), a Florida corporation, and its wholly-owned subsidiaries StartingPoint.com, Inc. ("Starting Point"), a Florida corporation, and Interplanner.com, Inc. ("Interplanner"), a Florida corporation, all with offices at 3435 Galt Ocean Drive, Fort Lauderdale, Florida 33308, and Outcome Mail, N.V. ("Outcome Mail"), a Netherlands Antilles corporation, with offices at Arahilla Top, Unit 1, Willemstad, Curacao, Netherlands Antilles. Techlabs, Starting Point, Interplanner and Outcome Mail may be referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS,    Starting    Point   owns   and   operates   a   web   site,
www.mystartingpoint.com (the "Starting Point Site"), which is a web portal offering a variety of web searching tools.

         WHEREAS, Interplanner owns and operates a web site, www.interplanner.com (the "Interplanner Site"), which is a free online calendar and personal information management (PIM) service that offers a comprehensive set of features, including a personal calendar, group calendars, contact lists, appointment entry and tracking, and task lists, as well as a variety of content.

         WHEREAS, Outcome Mail is a permission based Marketing Company.

         WHEREAS, Outcome Mail desires to obtain an exclusive, worldwide licenses to host and operate the Starting Point Site and the Interplanner Site (collectively, the "Web Sites").

         NOW THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Recitals.   The  above  recitals  are  true,  correct  and are
                  incorporated herein.

         2,       Granting of Exclusive Licenses.

         a.  Subject  to  Outcome  Mail's  compliance  with  the  terms  of this
Agreement, Starting Point grants to Outcome Mail an exclusive, non-transferrable, worldwide license (the "Starting Point License") to the Starting Point Site and its source codes and electronic database, including the unfettered use of any trademarks, trade names, copyrights or other intellectual property related thereto, through or by way of any media known now or in the future, in connection with the marketing, merchandising or promotion of the Starting Point Site.

         b. Subject to Outcome Mail's compliance with the terms of this Agreement, Interplanner grants to Outcome Mail an exclusive, non-transferrable, worldwide license (the "Interplanner License") to the Interplanner Site and its source codes and electronic database, including the unfettered use of any trademarks, trade names, copyrights or other intellectual property related thereto, through or by way of any media known now or in the future, in connection with the marketing, merchandising or promotion of the Interplanner Site.

         c. Outcome Mail's licenses grant hereunder is further conditioned upon Outcome Mail's compliance with the following:

                  (i) Outcome Mail shall not and shall not authorize any third party to decompile or disassemble either the Starting Point Site or the Interplanner Site (collective, the "Web Sites");

                  (ii)Outcome Mail shall not and shall not authorize any third party to authorize further licensing or redistribution of the Web Sites; and

                  (iii) Outcome Mail shall maintain and not alter or remove any copyright, trademark, and other protective notices contained on the Web Sites, including the end user license agreement which is included in the setup installation of the Interplanner Site.

         3. Operations of the Web Sites. During the term of this Agreement, Outcome Mail shall host, operate, promote and maintain at its sole cost and expense the Web Sites, including but not limited to, the costs of hardware, personnel, Internet access, promotional costs, facilities, customer service obligations, obligations to maintain and update the software and hardware used in the Web Sites, and any and all other costs and expenses related to hosting, operating, promoting and maintaining the Web Sites. Outcome Mail will use its best efforts to ensure that Web Sites will be accessible on the Internet on a 365/24/7 basis. Outcome Mail will not (i) alter the content of the Web Sites, or
(ii) post any material on the Web Sites which is not the subject of this license or which may in anyway infringe upon the rights of third parties who are not parties to this Agreement, without the prior written consent of Techlabs.

         4. Compensation. As full and complete compensation for the rights granted to Outcome pursuant to Section 2 hereof, Outcome shall pay Techlabs a royalty equal to 25% of net operating revenues of the Web Sites. For the purposes of this Section, "net operating revenues" shall mean the total revenues actually received by Outcome Mail from the operation of the Web Sites, less the net operating costs. Such royalty payments shall be due and payable on the 15th day of each month following the month in which Outcome Mail receives such payment, and shall be accompanied by a schedule showing for the prior month the gross revenues received by Outcome Mail which resulted from Web Sites. Techlabs shall be permitted to inspect the books and records of Outcome Mail from time to time in its sole discretion solely as they relate to the subject matter of this Agreement and the obligations of the parties hereto as set forth herein. Such inspection shall be at Techlabs' expense and shall be conducted at the principal executive offices of Outcome Mail during regular business hours upon five (5) days prior notice. If as a result of such inspection it is determined that Outcome Mail shall owe Techlabs additional compensation, such amounts shall be remitted by Outcome Mail to Techlabs within five (5) business days of the date on which Techlabs supplies Outcome Mail with a schedule detailing such additional compensation.

         5. Intellectual Property. The Web Sites, including the source codes and electronic databases, are protected by copyright and other intellectual property laws, and all intellectual property rights in the Web Sites shall remain the sole and exclusive property of Starting Point and Interplanner, as applicable. The granting of the licenses hereunder are further conditioned upon Outcome Mail's" compliance with the following: (i) Outcome Mail shall not and shall not authorize any third party to reverse engineer, decompile or disassemble the Web Sites; (ii) Outcome Mail shall not and shall not authorize any third party to authorize further licensing or redistribution of the Web Sites; (iii) Outcome Mail shall maintain and not alter or remove any copyright, trademark, and other protective notices contained on the Web Sites; (iv) Outcome Mail shall not and shall not authorize any third party to rent, lease, sell, transfer, or further sublicense the Web Sites; and (v) any improvements or enhancements made to the sites/source codes will continue to be the sole and exclusive property of Techlabs.

         6.       Non-Disclosure of Confidential Information.

         a. Outcome Mail acknowledges that during the Term of this Agreement, it will have access to confidential information and trade secrets of Techlabs, Starting Point and Interplanner, including but not limited to, plans regarding Techlabs' structure, financing, personnel, acquisitions, source codes, electronic databases, technical information or methods of doing business and other "know how" or business information which is not in the public domain, which said information Outcome Mail acknowledges to be a valuable trade assets of said corporations, except for common general practices in the industry or knowledge in the public domain. Outcome Mail shall not at any time during the Term of this Agreement, or at any time after termination of this Agreement for any reason, directly or indirectly, use for itself or others, or divulge to others any said trade secrets or confidential information or data of either Techlabs, Starting Point or Interplanner obtained as a result of this Agreement. Outcome Mail acknowledges and agrees that Techlabs', Starting Point's and Interplanner's remedies at law for a breach or threatened breach of any of the provisions of this Section 6 would be inadequate and the breach shall be per se deemed as causing irreparable harm to said corporations. In recognition of this fact, in the event of a breach or threatened breach by Outcome Mail of any of the provisions of this Section 6, Outcome Mail agrees that, in addition to any remedy at law available to said corporations, including, but not limited to monetary damages, Techlabs, without posting any bond, shall be entitled to obtain, and Outcome Mail agrees not to oppose said corporations request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to said corporations.

         b. Upon termination for any reason or the natural expiration of the Term, Outcome Mail shall turn over immediately to Techlabs any property belonging to Techlabs, Starting Point or Interplanner, including but not limited to, customers' lists, financial data or any other writings, records or property in the possession or control of Outcome Mail which relates to the business of the Web Sites, all of which writings and records are and will continue to be the sole and exclusive property of Techlabs.

         7.       Term and Termination.

         a. Unless terminated pursuant to Sections 7(b) and 7(c) of this Agreement , the term of the Licenses granted hereby shall commence as of the Effective Date and shall continue for 1 year thereafter (the "Term"). Notwithstanding this Section 7(a), this Agreement shall be automatically renewed upon the consent of the parties hereto for successive 1 year periods and all provisions hereof shall remain in full force and effect. For the purpose of this Agreement, the Term shall include all extensions and renewals.

         b. Without prejudice and in addition to any other rights, Techlabs shall have the right to terminate this Agreement upon written notice to Outcome Mail, at any time upon the occurrence of the following:

                  i. Outcome  Mail's   breach   of   any   material   provision,
representation, warranty or covenant of this Agreement, each of which is considered to be the essence of this Agreement; or

                  ii. If Outcome Mail fails to make any payments due pursuant to
Section 4,unless such breach is cured within a ten (10) day period; or

                  iii. Outcome Mail shall (A) become insolvent, (B) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (C) make an assignment for the benefit of its creditors,
(D) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (D) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against Outcome Mail under the Code, or (E) take any corporate action in furtherance of any of the foregoing; or

                  iv. A proceeding or involuntary case shall be commenced, without the application or consent of Outcome Mail in any court of competent jurisdiction (A) under the Code, (B) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (C) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

                  v. A final judgment for the payment of money shall be rendered by a court of competent jurisdiction against Outcome Mail, and Outcome Mail shall not discharge the same, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such 30 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against Outcome Mail (including all subsidiaries), shall exceed in the aggregate $20,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

                  vi. The liquidation or dissolution of Outcome Mail or any vote in favor thereof by the board of directors and stockholders of Outcome Mail; or

                  vii. Outcome Mail sells all or substantially all of its assets or merges or is consolidated with another corporation in which Outcome Mail is not the surviving corporation.

         c. This Agreement may be cancelled upon thirty (30) days notice with the consent of all parties hereto.

         d. The licenses  granted under this Agreement  shall  terminate  thirty
(30) days after mailing of such written notice unless such breach is cured within such time period. Immediately upon the expiration or termination of the Agreement, Outcome Mail shall have no further rights to use either the Starting Point License or the Interplanner License.

         8.       Representations and Warranties.

         a. Outcome Mail is a corporation duly organized, validity existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Outcome Mail has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution or the transactions and obligations to be performed by it hereunder. This Agreement has been duly executed and delivered by Outcome Mail and constitutes a valid and legally binding obligation of Outcome Mail, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

         b. Each of Techlabs, Starting Point and Interplanner are corporations duly organized, validity existing and in good standing under the laws of their respective jurisdictions in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of Techlabs, Starting Point and Interplanner have all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution or the transactions and obligations to be performed by any of them hereunder. This Agreement has been duly executed and delivered by each of Techlabs, Starting Point and Interplanner and constitutes a valid and legally binding obligations of each of them, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

         9. Suits for Third-Party Infringements. In the event that Outcome Mail learns of any infringement or threatened infringement of any of the either the Starting Point License or the Interplanner License, or any passing off or that any third party alleges or claims that any of the license rights granted hereunder are liable to cause deception or confusion to the public, or is liable to dilute or infringe any of Outcome Mail's rights therein, Outcome Mail shall forthwith notify Techlabs or its authorized representatives giving particulars thereof and Outcome Mail shall provide necessary information and assistance to Techlabs and/or its authorized representatives. Techlabs shall defend any and all such suits or actions and pay all expenses of defending such suits or actions, including attorney"s fees.

         10. Claims Against Outcome Mail. If a claim is presented against Outcome Mail alleging that either the Starting Point License or the Interplanner License are an infringement of the rights of third parties, Techlabs, on behalf of Outcome Mail, shall negotiate, compromise, or settle such claim, or defend the institution of any action thereunder. All expenses of defense in such action, including compromise or settlement of the claim or action and attorney"s fees, shall be borne by Techlabs.

         11. Indemnification. Each party agrees to indemnify, defend and hold harmless the other party and its directors, officers, employees, shareholders, agents and affiliates, and each of their successors and assigns, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) ("Loss") based upon, arising out of, or otherwise due to (i) any inaccuracy in or any breach of any material representation, warranty, covenant or agreement of such party contained in this Agreement or in any document or other writing delivered pursuant to this Agreement, or (ii) facts or circumstances existing on or prior to the date hereof which give rise to claims by any third parties against the licenses. Promptly after receipt by the indemnifying party of notice of any demand, claim or circumstances which, with the lapse or time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the indemnifying party shall give notice thereof (the "Claims Notice") to the indemnified party. The Claims Notice shall described the Asserted Liability in reasonable detail, and shall indicate the amount (if stated) of the Loss that has been or may be suffered by the indemnified party. The indemnifying party may elect to compromise or defend, at their own expense and by their own counsel, any Asserted Liability. If the indemnifying party elects to compromise or defend such Asserted Liability, they shall, within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires), notify the indemnified party of their intent to do so, and the indemnified party shall cooperate, at the expense of the indemnifying party, in the compromise of, or defense against, such Asserted Liability. The indemnified party may elect to participate, at its or their own expense, in the defense of such Asserted Liability. If the indemnifying party elects not to compromise or defend the Asserted Liability, fails to notify the indemnified party of their election as herein provided, contest their obligations to indemnify under this Agreement, or at any time fails to pursue in good faith the resolution of any Asserted Liability, in the sole opinion of the indemnified party, then the indemnified party may, upon thirty (30) days' notice to the indemnifying party, pay, compromise or defend any such Asserted Liability. If the indemnified party chooses to defend any claim, the indemnifying party shall make available to the indemnified party any books, records or other documents or personnel within its control that are necessary or appropriate for such defense.

         12. Force Majeure. If a party is prevented from performing any of its obligations set forth in this Agreement by reason of an act of God, strike, labor dispute, injunctions, judgments, adverse claims, fire, flood, delay in transportation, public disaster or any other cause or reason beyond the control of Techlabs or Outcome Mail, as the case may be, such condition shall be deemed a valid excuse for failure on its part to perform or for delay in the performance of such obligations, and in the event of a delay, the Term of this Agreement shall be deemed extended for a period co-extensive with the delay caused by such condition.

         13. No Partnership or Joint Venture. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Techlabs or Starting Point or Interplanner and Outcome Mail. A party shall have no right to obligate or bind any other party in any manner whatsoever and nothing herein contained shall give or is intended to give any rights of any kind to any third party.


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

         14. Remedies. All specific remedies provided for in this Agreement shall be cumulative and shall not be exclusive of one another or any other remedies available in law or equity. The failure of a party to insist upon the strict performance of any of the covenants or terms hereof to be performed by any other party shall not be construed as a waiver of such covenants or terms. If any portion of this Agreement shall be ruled as invalid or unenforceable, the remainder of the Agreement shall survive and be enforced as if such invalid portion was not originally a part hereof.

         15. Assignment. This Agreement is binding upon and shall inure to the benefit of the parties and their respective representative and permitted successors. This Agreement may not be assigned by Outcome Mail, but may be assigned by Techlabs on behalf of itself and/or its subsidiaries.

         16. Waiver and Modification. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the parties. No waiver by one party of a breach hereof or a default hereunder shall be deemed a waiver by any other party of a subsequent breach or default of like or similar nature. No delay by one party in exercising its rights hereunder shall be deemed a waiver of such rights.

         17. Notices. Whenever notice is required to be given under this Agreement, it shall be deemed to be good and sufficient notice if in writing, signed by an officer or an authorized agent of the party serving such notice and sent by registered or certified mail, postage prepaid, return receipt requested, to any other party at the address stated above, unless notification of a change of address has been given in writing pursuant to this Section 17. Notice shall be deemed given five (5) business days after mailing.


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

         18. Venue and Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney"s's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

         19.      Entire  Agreement.  This    Agreement  contains  the   entire
understanding of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreements, if any, between the parties. There are no representations, warranties, promises, covenants or understandings other than those contained herein.

         20. Headings. Any paragraph or section heading used in this Agreement are for reference purposes only, are not a substantive part of this Agreement and are not to be considered in its interpretation or construction.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  STARTINGPOINT.COM, INC.,
                                  a Florida corporation

                                  By:
                                  ----------------------------------------------
                                  Thomas J. Taule,
                                  President


                                  INTERPLANNER.COM, INC.
                                  a Florida corporation

                                  By:
                                  ----------------------------------------------
                                  Thomas J. Taule,
                                  President

                                  TECHLABS, INC.,
                                  a Florida corporation

                                  \By:
                                   ---------------------------------------------
                                   Thomas J. Taule,
                                   President

                                   OUTCOME MAIL, N.V.,
                                   a Netherlands Antilles corporation

                                   By:
                                   ---------------------------------------------
                                   President


                                       9